Exhibit 10.2

CONCORDE INTERNATIONAL GROUP LTD

2025 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED SHARE AWARD

Capitalized but otherwise undefined terms in this Notice of Restricted Share Award and the attached Restricted Share Award Agreement shall have the same defined meanings as in the Concorde International Group Ltd 2025 Equity Incentive Plan (the “Plan”).

Grantee Name:	Address:

You have been granted Restricted Shares subject to the terms and conditions of the Plan and the attached Restricted Share Award Agreement, as follows:

Date of Grant:

Vesting Commencement Date
(if different from Date of Grant):

Purchase Price per Share:

Total Number of Shares Granted:

Agreement Date:

Vesting Schedule:

RESTRICTED SHARE AWARD AGREEMENT

This Restricted Share Award Agreement (this “Agreement”) is made and entered into as of _______________ (the “Grant Date”) by and between Concorde International Group Ltd, a British Virgin Islands business company (the “Company”), and ______________ (the “Grantee”).

WHEREAS, the Company has adopted the Concorde International Group Ltd 2025 Equity Incentive Plan (the “Plan”) pursuant to which awards of Restricted Share may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Share provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Shares. Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Grantee on the Grant Date a Restricted Share Award consisting of, in the aggregate, _________ Class A Ordinary Shares of the Company (the “Restricted Shares”), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2. Consideration. The grant of the Restricted Shares is made in consideration of the services to be rendered by the Grantee to the Company.

3. Restricted Period; Vesting.

3.1. Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the applicable vesting date, and further provided that any additional conditions and performance goals set forth in Schedule I have been satisfied, the Restricted Shares will vest in accordance with the following schedule:

Vesting Date	Restricted Shares

[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]

[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]

The period over which the Restricted Share vests is referred to as the “Restricted Period”.

3.2. The foregoing vesting schedule notwithstanding, if the Grantee’s Continuous Service terminates for any reason at any time before all of his or her Restricted Shares have vested other than death or retirement (in the case of a Director), termination of the Grantee’s Continuous Service is terminated by the Company or an Affiliate for Disability, the Grantee’s unvested Restricted Shares shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.

3.3. The foregoing vesting schedule notwithstanding, in the event of the Grantee’s death or if the Grantee’s Continuous Service is terminated by the Company or an Affiliate for Disability, 100% of the unvested Restricted Shares shall vest as of the date of such termination.

3.4. The foregoing vesting schedule notwithstanding, if the Grantee is an Outside Director, 100% of the unvested Restricted Shares shall vest on the Grantee’s attainment of mandatory retirement age for members of the Board, if any.

4. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period, the Restricted Shares or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Shares or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Shares will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

5. Rights as Shareholder; Dividends.

5.1. The Grantee shall be the record owner of the Restricted Shares until the Class A Ordinary Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any dividends or other distributions shall be subject to the same restrictions on transferability as the Restricted Shares with respect to which they were paid.

5.2. The Company may issue share certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any share certificates that are issued may be retained by the Company until such time as the Restricted Shares vest.

5.3. If the Grantee forfeits any rights he or she has under this Agreement in accordance with Section 3, the Grantee shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Shares and shall no longer be entitled to vote or receive dividends on such shares.

6. Grantee Representations.

Grantee represents to the Company the following:

6.1. Acknowledgement of Terms. Grantee acknowledges that Grantee has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

6.2.  Reliance on Exemptions. The Grantee understands that the Restricted Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Grantee’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Grantee set forth herein in order to determine the availability of such exemptions and the eligibility of the Grantee to receive the Restricted Shares. All of the information which the Grantee has provided to the Company is true, correct and complete as of the date this Agreement is signed.

6.3. Restrictions on Transfer. If, at the time of grant of the Restricted Shares, there does not exist a registration statement under the US Securities Act of 1933, as amended (the “Securities Act”), which registration statement shall have become effective and is current with respect to the Restricted Shares Grantee acknowledges that the Restricted Shares to be issued to Grantee must be held indefinitely unless subsequently registered and qualified under the Securities Act, or unless an exemption from registration and qualification is otherwise available.

Grantee acknowledges that the Restricted Shares may be subject to such restrictions, conditions or limitations as the Company determines appropriate as to the timing and manner of any resales by Grantee or other subsequent transfers by Grantee of any Restricted Shares, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Grantee, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.4.  Grantee Status.

6.4.1. U.S. Investor Investment Representations. If such Grantee is a U.S. Person, at the time such Grantee was offered the Restricted Shares, she/he was, and at the date hereof is, an “accredited investor” as defined in Rule 501(a) under the Securities Act, and has initialed the category of Accredited Investor applicable to Grantee on the Grantee Questionnaire attached as Exhibit A to the Agreement. Grantee is purchasing the Restricted Shares for Grantee’s own account and not with a view to the resale or distribution thereof. At no time was Grantee presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and issue of the Restricted Shares. Grantee is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not affiliated with any broker-dealer registered under Section 15 of the Exchange Act.

6.4.2 Non-U.S. Investor Investment Representations. If such Grantee is not a U.S. Person (as such term is defined in Rule 902(k) of Regulation S), such Grantee shall initial the category for foreign persons on the Grantee Questionnaire attached as Exhibit A to the Agreement and such Grantee

(i) acknowledges that the certificate(s) or book entry account representing or evidencing the Restricted Shares contain a customary restrictive legend restricting the offer, sale or transfer of any Restricted Shares except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration,

(ii) is purchasing the Restricted Shares for Grantee’s own account and not with a view to the resale or distribution thereof,

(iii) at no time was presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and issue of the Restricted Shares,

(iv) is not required to be registered as a broker-dealer under Section 15 of the Exchange Act, and is not affiliated with any broker-dealer registered under Section 15 of the Exchange Act,

(v) agrees that any subsequent offer for sale or sale of any such Restricted Shares shall be made pursuant to either (a) a registration statement under the Securities Act, which registration statement shall have become effective and shall be current with respect to the Restricted Shares being offered and sold, or (b) an exemption from the registration statement requirements of the Securities Act, including the provisions of Regulation S promulgated under the Act (“Regulation S”), provided that Grantee is not a U.S. person (as defined in Regulation S), is not acquiring the Restricted Shares for the account or benefit of a U.S. person, is the sole beneficial owner of the Restricted Shares and has not pre-arranged any sale with an investor in the United States, will resell the Restricted Shares only in accordance with the provisions of Regulation S and will not engage in any hedging transactions with regard to the Restricted Shares unless in compliance with the Act, but in claiming the exemption in (b), Grantee shall, prior to any offer for sale or sale of such Restricted Shares, obtain a favorable written opinion from counsel for or reasonably approved by the Company as to the applicability of such exemption, and the certificate evidencing such Restricted Shares shall bear an additional legend to the effect of the foregoing substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OTHER THAN IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM THE REGISTRATION STATEMENT REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES TO THE EXTENT PERMITTED BY APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

(vi) represents that the offer to purchase the Restricted Shares was made to such Grantee outside of the United States, and such Grantee was, at the time of the offer and will be, at the time of the sale and is now, outside the United States, (a) has not engaged in or directed any unsolicited offers to purchase Restricted Shares in the United States, (b) is neither a U.S. Person nor a Distributor (as such terms are defined in Rule 902(k) and 902(d), respectively, of Regulation S), and

(vii) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, the Grantee understands that the statutory basis for the exemption claimed for the sale of the Restricted Shares would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

7. Exemption from Registration. Subject to the accuracy of Grantee’s representations and warranties set forth in the Section 6, the issuance of Restricted Shares by the Company to the Grantee will not require registration under the Securities Act. The Company is issuing Restricted Shares in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D or Rule 902 under Regulation S as promulgated by the Commission under the Securities Act.

8. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Continuous Service at any time, with or without Cause.

9. Adjustments. If any change is made to the outstanding Class A Ordinary Shares or the capital structure of the Company, if required, the Class A Ordinary Shares shall be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

10. Tax Liability and Withholding.

10.1. The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Shares and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Class A Ordinary Shares from the Class A Ordinary Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Shares; provided, however, that no Class A Ordinary Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered Class A Ordinary Shares.

10.2. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Shares or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Shares to reduce or eliminate the Grantee’s liability for Tax-Related Items.

11. Section 83(b) Election. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Shares. Any such election must be made within thirty (30) days after the Grant Date. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

12. Non-competition and Non-solicitation.

12.1. In consideration of the Restricted Shares, the Grantee agrees and covenants not to:

(a) contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Affiliates for a period of one year following the Grantee’s termination of Continuous Service;

(b) directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates for one year following the Grantee’s termination of Continuous Service; or

(c) directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current, former or prospective customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates for a period of one year following the Grantee’s termination of Continuous Service.

12.2. If the Grantee breaches any of the covenants set forth in Section 10.1:

(a) all unvested Restricted Shares shall be immediately forfeited; and

(b) the Company shall have the right, but not the obligation, during the one-year period following the termination of the Participant’s Continuous Service to acquire any vested Restricted Shares that vested during the one-year period preceding the termination of the Participant’s Continuous Service that continue to be held by the Participant at the purchase price, if any, paid by the Participant for such vested Restricted Shares; and

(c) the Grantee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

13. Compliance with Law. The issuance and transfer of Class A Ordinary Shares shall be subject to compliance by the Company and the Grantee with laws of British Virgin Islands as they relate to the Company and its Class A Ordinary Shares, with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Class A Ordinary Shares may be listed. No Class A Ordinary Shares shall be issued or transferred unless and until any then applicable requirements of British Virgin Islands laws, state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Class A Ordinary Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

14. Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the Restricted Shares pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the Class A Ordinary Shares are then listed or quoted.

15. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Executive Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

16. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the British Virgin Islands without regard to conflict of law principles.

17. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

18. Restricted Shares Subject to Plan. This Agreement is subject to the Plan and is not required to be approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

19. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Shares may be transferred by will or the laws of descent or distribution.

20. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

21. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Shares in this Agreement does not create any contractual right or other right to receive any Restricted Shares or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

22. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Shares, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

23. No Impact on Other Benefits. The value of the Grantee’s Restricted Shares is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

24. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

25. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Shares subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Shares or disposition of the shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

CONCORDE INTERNATIONAL GROUP LTD

By:
Name:
	Title:	Chief Executive Officer

Address:

GRANTEE:

(Signature)

(Name)

Address:

SSN:

Exhibit A

GRANTEE Questionnaire

Non-U.S. Persons:

(A) ____ I hereby represent and warrant that I AM NOT a U.S. domestic Person.

U.S. Persons:

(B) ____ I hereby represent and warrant that I AM a U.S. domestic Person. (Please also indicate below which category of Accredited Investor is applicable)

[To be completed below ONLY IF you ARE a U.S. Person]

The purpose of this Questionnaire is to determine whether you are an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in connection with your Restricted Share Award (“Award”) from Concorde International Group Ltd (the “Company”).

Your answers to the questions contained herein must be true and correct in all respects, and a false representation by you may constitute a violation of law. All information supplied will be treated in strict confidence. This Questionnaire may be provided to such parties as deemed appropriate by the Company to establish the availability of an exemption from registration under the Securities Act and under state securities laws.

A. GENERAL INFORMATION

PLEASE ANSWER EACH QUESTION. (Please print or type.) If the answer to any question is “None” or “Not Applicable,” please so state.

1.	Name:

2.	Address:
Number and street (no p.o. boxes)

City, state and zip code

3.	Telephone:	Home	Work

4.	Fax (if any):	Home	Work

5.	Email address:

6.	Send mail to: (check one):	Home	Office

Other: (address)

7.	Social Security Number (or, if entity, EIN):

8.	Date of Birth:

9.	Account Registration Type (check one):

☐ Individual Account ☐ Joint Account ☐ Individual Retirement Account ☐ Corporation/Partnership/Other ☐ Trust

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B. ACCREDITED INVESTOR QUALIFICATION

The undersigned understands that the representations contained below are made for the purpose of qualifying him or her as an “accredited investor” as that term is defined in Regulation D of the General Rules and Regulations promulgated under the Securities Act and for the purpose of inducing a sale of the securities to him or her. The undersigned hereby represents that the statement or statements initialed below are true and correct in all respects. The undersigned understands that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against the undersigned for damages.

☐	The undersigned certifies that he or she is an “accredited investor” by virtue of being at least one of the following (CHECK ALL THAT ARE APPLICABLE):

____(1)	I had individual income in excess of $200,000 in each of the two most recent years or joint income with my or spousal equivalent in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year.

____(2)	My individual net worth, or joint net worth with my spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating net worth under this paragraph my primary residence is not included as an asset; indebtedness that is secured by my primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of securities, is not included as a liability (except that if the amount of such indebtedness outstanding at the time of purchase of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess is included as a liability); and indebtedness that is secured by my primary residence in excess of the estimated fair market value of the primary residence at the time of the purchase of securities is included as a liability.

____(3)	I am a director or executive officer of the Company.

____(4)	I hold one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

☐	The undersigned is not an “accredited investor”.

C. REPRESENTATIONS AND SIGNATURE

The undersigned hereby represents that all the information supplied herein is true, correct and complete as of the date hereof. The undersigned understands that the answers to the questions submitted will be relied on by the Company in connection with the Award. The undersigned agrees to notify the Company immediately of any change in the foregoing answers.

Print Name

By:
Signature of Authorized Signatory

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